Exhibit 4.1

                          2004 STOCK COMPENSATION PLAN


1.       Purpose of Plan

         1.1 This 2004 Compensation Plan, a non-qualified Employee Stock Option Compensation Plan, (the "Plan") of Asyst Corporation, a Utah corporation (the "Company") for employees, directors and other persons associated with the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company. Further, the availability and offering of stock options and common stock under the Plan supports and increases the Company's ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

2.       Definitions

2.1 For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

         "Board" shall mean the Board of Directors of the Company.

         "Committee" shall mean the Compensation Committee, or such other committee appointed by the Board, which shall designated by the Board to administer the Plan, or the Board if no committees have been established. The Committee shall composed of three or more persons as from time to time are appointed to serve by the Board. Each member of the Committee, while serving as such, shall be a disinterested person with the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

         "Common Stock" shall mean the Company's Common Stock, $0.001 par value per share or such other shares or securities in the event that the outstanding Common Stock are hereafter changed into or exchanged for different securities of the Company.

         "Company" shall mean Asyst Corporation, a Utah corporation, and any parent or subsidiary corporation of Asyst Corporation, as such terms are defined in Sections 425(e) and 425(f), respectively, of Internal Service Code (the "Code").

         "Fair Market" shall mean, with respect to the date a given stock option is granted or exercised, the average of the highest and lowest reported sales prices of the Common Stock, as reported by such responsible reporting services as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which transactions took place. The above withstanding, the Committee may determine the Fair Market Value in


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such  other  matter as it may deem more  equitable  for Plan  purposes  or as is required by applicable laws or regulations.

         "Optionee" shall mean an employee of the company who has been granted one or more Stock Option under the Plan.

         "Optionee Shares" shall mean shares of Common Stock which are issued by the Company pursuant to Section 5, below.

         "Common Stockholder" means the employee of, consultant to, or director of the Company or other person to whom shares of Common Stock are issued pursuant to this Plan.

         "Common Stock Agreement" means an agreement executed by a Common Stockholder and the Company as contemplated by Section 5, below, which imposes on the shares of Common Stock held by the Common Stockholder such restrictions as the Board or Committee deem appropriate.

         "Stock Option" or "Non-Qualified Stock Option" or "NQSO" shall mean a stock option granted pursuant to the terms of the Plan.

         "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Common Stock hereunder.

3.       Administration of the Plan

         3.1 The Committee shall administer the Plan and accordingly, it shall have full power to grant Stock Options and Common Stock, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable an proper.

         3.2 The determination if those eligible to receive Stock Options and Common Stock, and the amount, type and timing of each grant and the terms and conditions of the respective stock option agreement and other stock compensation agreements shall rest in the sole discretion o the Committee, subject to the provisions of the Plan.

         3.3 The Committee may cancel any Stock Options awarded under the Plan if an Optionee conducts himself in a manner which the Committee determines to be inimical to the best interest of the Company, as set forth more fully in paragraph 8 of Article 11 of the Plan.

         3.4 The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any granted Stock Option, in the manner and to the extent it shall deem necessary to carry it into effect.


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         3.5 Any decision  made, or action taken,  by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

         3.6 Meetings of the Committee shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

         3.7 No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

         3.8 The Company, through its management, shall supply full and timely information to the Committee on all matters relating to the eligibility of Optionees, their duties and performance, and current information on any Optionee's death, retirement, disability or other termination of association with the Company, and such other pertinent information as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties hereunder.

4.       Shares Subject to the Plan

         4.1 The total number of shares of the Company available for grants of Stock Options and Compensation Stock under the Plan shall be Four Million Three Hundred Thousand (4,300,000) shares, subject to adjustment for the anti-dilutive provisions in accordance with Article 7, of the Plan, which shares may be either authorized but unissued or reacquired Common Stock of the Company.

         4.2 If a Stock Option or portion thereof shall expire ore terminate for any reason without having been exercised in full, the un-purchased shares covered by such NQSO shall be available for future grants of Stock Options.

5.       Award of Common Stock

         5.1 The Board or Committee from time to time, in its absolute discretion, may (a) award Common Stock to employees of, consultants to, and directors of the Company, and such other persons as the Board or Committee may select, and (b) permit Holders of Common Stock Options to exercise such Options prior to full vesting therein and hold the Common Stock issued upon exercise of the Option as Common Stock. In either such event, the owner of such Common Stock shall hold such stock subjects to such vesting schedule as the Board or Committee may impose or such vesting schedule to which the Option was subject, as determined in the discretion of the Board or Committee.


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

         5.2 Common Stock shall be issued only pursuant to a Common Stock Agreement, which shall be executed by the Common Stockholder and the Company and which shall contain such terms and conditions as the Board or Committee shall determine consistent with this Plan, including such restrictions on transfer as are imposed by the Common Stock Agreement.

         5.3 Upon delivery of the shares of Common Stock to the Common Stockholder, below, the Common Stockholder shall have, unless otherwise provided by the Board or Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Common Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Common Stock.

         5.4 Notwithstanding anything in this Plan or any Common Stock Agreement to the contrary, no Common Stockholders may sell or otherwise transfer, whether or not for value, any of the Common Stock prior to the date on which the Common Stockholder is vested therein.

         5.5 All shares of Common Stock issued under this Plan (including any shares of Common Stock and other securities issued with respect to the shares of Common Stock as a result of stock dividends, stock splits or similar changes in the capital structure of the Company) shall be subject to such restrictions as the Board or Committee shall provide, which restrictions may include, without limitations, restrictions concerning voting rights, transferability of the Common Stock and restrictions based on duration of employment with the Company, Company performance and individual performance; provided that the Board or Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of such restrictions. Common Stock may not be sold or encumbered until all applicable restrictions have terminated or expire. The restrictions, if an, imposed by the Board or Committee of the Board under this Section 5 need not be identical for all Common Stock and the imposition of any restrictions with respect to any Common Stock shall not require the imposition of the same or any other restrictions with respect to any other Common Stock.

         5.6 Each Common Stock Agreement shall provide that the Company shall have the right to repurchase from the Common Stockholder the unvested Common
Stock upon a termination of employment, termination of directorship or termination of a consultancy arrangement, as applicable, at a cash price per share equal to the purchase price paid by the Common Stockholder for such Common Stock.

         5.7 In the discretion of the Board or Committee, the Common Stock Agreement may provide that the Company shall have the right of first refusal with respect to the Common Stock and a right to repurchase the vested Common Stock upon a termination of the Common Stockholder's employment with the Company, the termination of the Common Stockholder's consulting arrangement with the Company, the termination of Common Stockholder's service on the Company's Board, or such other events as the Board or Committee may deem appropriate.


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         5.8 The Board or Committee shall cause a legend or legends to be placed on certificates representing shares of Common Stock that are subject to restrictions under Common Stock Agreements, which legend or legends shall make appropriate reference to the applicable restrictions.

6.       Stock Option Term and Conditions

         6.1 Consistent with the Plan's purpose, Stock Options may be granted to non-employee directors of the Company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the Company.

         6.2 All Stock Options granted under the Plan shall be evidenced by an agreement which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the provisions set forth in paragraphs 2 through 11 of this Section 6, in the form substantially in the form as the Stock Option Agreement as that attached to this Plan as Exhibit "A" (the "Stock Option Agreement").

         6.3 All Stock Options granted hereunder must be granted within ten years from the earlier of the date of this Plan is adopted or approved by the Company's shareholders.

         6.4 No Stock Option granted to any employee or 10% Shareholder shall be exercisable after the expiration of ten years from the date such NQSO is granted. The Committee, in its discretion, may provide that an Option shall be exercisable during such ten-year period or during any lesser period of time.

                  The Committee may establish installment exercise terms for a Stock Option such that the NQSO becomes fully exercisable in a series of cumulating portions. If an Optionee shall not, in any given installment period, purchase all the Common Stock which such Optionee is entitled to purchase within such installment period, such Optionee's right to purchase any Common Stock not purchased in such installment period shall continue until the expiration or sooner termination of such NQSO. The Committee may also accelerate the exercise of any NQSO, with mutual written consent of the holders of any Stock Options. However, no NQSO, or any portion thereof, may exercisable until thirty (30) days following date of grant ("30-Day Holding Period.").

         6.5 A Stock Option, or portion thereof, shall be exercised by delivery of (i) a written notice of exercise to the Company specifying the number of Common Stock to be purchased, and (ii) payment of the full price of such Common Stock, as fully set forth in paragraph 6 of this Section 6.

                  No NQSO or installment thereof shall be exercisable except with respect to whole shares, and fractional shares interest shall be disregarded. Not less than 100 Common Stock may be purchased at one time unless the number purchased is the total number at the time available for purchase


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

under the NQSO. Until the Common Stock represented by an exercised NQSO are issued to an Optionee, he shall have none of the rights of a shareholder.

         6.6 The exercise price of a Stock Option, or portion thereof, may be paid:

                  A. In United States dollars, in cash or by cashier's check, certified check, bank draft or money order, payable to the order of the Company in an amount equal to the option price; or

                  B. At the discretion of the Committee, through the delivery of full paid and nonassessable Common Stock, with an aggregate Fair Market Value on the date the NQSO is exercised equal to the option price, provided such tendered Shares have been owned by the Optionee for at least one year prior to such exercise; or

                  C. By a combination of both A and B above; or

                  D. By a secured Promissory Note, secured by equity approved by the Committee. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of a Stock Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an NQSO, as it deems appropriate.

         6.7 With the Optionee's consent, the Committee may cancel any Stock Option issued under this Plan and issue a new NQSO to such Optionee.

         6.8 Except by will or the laws of descent and distribution, no right or interest in any Stock Option granted under the Plan shall be assignable or transferable, and no right or interest of any Optionee shall be liable for, or subject to, any lien, obligation or liability of the Optionee. Stock Options shall be exercisable during the Optionee's lifetime only by the Optionee or the duly appointed legal representative of an incompetent Optionee.

         6.9 If the Optionee shall die while associated with the Company or within three months after termination of such association, the personal representative or administrator of the Optinee's estate or the person(s) to whom an NQSO granted hereunder shall have been validly transferred by such personal, representative or administrator pursuant to the Optionee's will or the laws of descent and distribution, shall have the right to exercise the NQSO for one year after the date of such termination of employment by death, and (ii) such NQSO was not exercised, and (iii) the exercise period may not be extended beyond the expiration of the term of the Option.

                  No transfer of a Stock Option by the will of an Optionee or by the laws of descent and distribution shall be effective to bind by Company unless the Company shall have furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity o the transfer and the acceptance by the transferee or transferee of the terms and conditions of such Stock Option.


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         In  the  event  of  death  following   termination  of  the  Optionee's
association with the Company while any portion of an NQSO remains exercisable, the Committee, in its discretion, may provide for an extension of the exercise period of up to one year after the Optionee's death but not beyond the expiration of the term of the Stock Option.

         6.10 Any Optionee who disposes of Common Stock acquired on the exercise of a NQSO by sale or exchange either (i) within two years after the date of the grant of the NQSO under which the stock was acquired, or (ii) within one year after the acquisition of such Shares, shall notify the Company of such disposition and of the amount realized upon such disposition. The transfer of Common Stock may also be made under applicable provisions of the Securities Act of 1933, as amended.

7.       Adjustments or Changes in Capitalization

         7.1 In the event that the outstanding Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend:

                  A. Prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to Stock Options which may be granted under the Plan, such that the Optionee shall have the right to purchase such Common Stock as may be issued in exchange for the Common Stock purchasable on exercise of the NQSO has such merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend not taken place, provided however that, notwithstanding anything in this Plan to the contrary the number of Plan shares shall not be affected or altered in any way by reason of a reverse split of the Company's Common Stock;

                  B. Rights under  unexercised Stock Options or portions thereof granted prior to any such change, both as to the number or kind of shares and the exercise price per share, shall be adjusted appropriately, provided that such adjustments shall be made without change in the total exercise price applicable to he unexercised portion of such NQSO's but by an adjustment in the price for each share covered by such NQSO's, provided however that, notwithstanding anything in this Plan to the contrary, the number of Plan Shares shall not be affected or altered in any way by reason of a reverse split of the Company's Common Stock;

                  C. Upon any dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Stock Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his NQSO in whole part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions in such NQSO.


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

                  D. Pursuant to Title 17, Chapter II, Part 230.416(a), notwithstanding anything contained in the Plan to cover the contrary, including any adjustments discussed in this Paragraph 7, the Plan Shares shall be anti-dilutive in the event of a reverse stock split by the Company, i.e. a reverse stock split by the Company shall not affect or result in any reduction in the number of Plan Shares remaining in the Plan at the effective time of such reverse stock split(s).

         7.2 The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

8.       Merger, Consolidation or Tender Offer

         8.1 If the Company shall be a party to a binding agreement to any merger, consolidation or reorganization or sale of substantially all the assets of the Company, each outstanding Stock Option shall pertain and apply to the securities and/or property which a shareholder of the number of Common Stock of the Company subject to the NQSO would be entitled to receive pursuant to such merger, consolidation or reorganization or sales of assets.

         8.2 In the event that:

                  A. Any person other than the Company shall acquire more than 20% of the Common Stock of the Company through a tender offer, exchange offer or otherwise;

                  B. A change in the "control" of the Company occurs, as such term is defined in Rule 405 under the Securities Act of 1933;

                  C. There shall be a sale of all or substantially all of the assets of the Company;

any then outstanding Stock Option held by an Optionee, who is deemed by the Committee to be a statutory officer ("Insider") for purposes of Section 16 of the Securities Act of 1934 shall be entitled to receive, subject to any action by the Committee revoking such an entitlement as provided for below, in lieu of exercise of such Stock Option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate exercise price such NQSO, or portion thereof, and, (i) in the event of an offer or similar event, the final offer price per share paid for Common Stock, or such lower price as the Committee may determine to conform an option to preserve its Stock Option status, times and number of Common Stock covered by the NQSO or portion thereof, or (ii) in the case of an event covered by B or C above, the aggregate Fair Market of the Common Stock covered by the Stock Option, s determined by the Committee at such time.


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

         8.3 Any payment which the Company is required to make pursuant to paragraph 8.2 of this Section 8 shall be made within 15 business days, following the event which results in the Optionee's right to such payment. In the event of a tender offer in which fewer than all the shares which are validly tendered in compliance with such are purchased or exchanged, then only that portion of the shares covered by an NQSO as results from multiplying such shares by a fraction, the numerator of which is the number of Common Stock tendered in compliance with such offer shall be used to determine the payment thereupon. To the extent that all or any portion of a Stock Option shall be affected by this provision, all or such portion of the NQSO shall be terminated.

         8.4 Notwithstanding paragraphs 8.1 and 8.3 of this Section 8, the Committee may, by unanimous vote and resolution, unilaterally revoke the benefits of the above provisions; provided, however, that such vote is taken no later than ten business days following public announcement of the intent of an offer or the change of control, whichever occurs earlier.

9.       Amendment and Termination of Plan

         9.1 The Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interest of the Company.

         9.2 No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Stock Option theretofore granted to him under the Plan.

         9.3 The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

         9.4 No NQSO may be granted during any suspension of the Plan or after termination of the Plan.

10.      Government and Other Regulations

         10.1 The obligation of the Company to issue, transfer and deliver Common Stock for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges on which the Common Stock are traded and by government entities as set forth below or as the Committee in its sole discretion shall deem necessary or advisable. Specifically, in connection with the Securities Act of 1933, as amended, upon exercise of any Stock Option, the Company shall not be required to issue Common Stock unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the


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Committee shall be final, binding and conclusive.  The Company may, but shall in no event be obligated, to take any other affirmative action in order to cause the exercise of a Stock Option ore the issuance of Common Stock pursuant thereto to comply with any law or regulation of any government authority.

11.      Miscellaneous Provisions

         11.1 No person shall have any claim or right to be granted a Stock Option or Common Stock under the Plan, and the grant of an NQSO or Common Stock under the Plan shall not be construed as giving an Optionee or Common Stockholder the right to be retained by the Company. Furthermore, the Company expressly reserves the right at any time to terminate its relationship with an Optionee with or without cause, free from any liability, or any claim under the Plan, except as provided herein, in an option agreement, or in any agreement between the Company and the Optionee.

11.2     Any expenses of administering this Plan shall be borne by the Company.

         11.3 The payment received from Optionee from the exercise of Stock Options under the Plan shall be used for the general corporate purposes of the Company.

         11.4 The place of administration of the Plan shall be in the State of California, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of California.

         11.5 Without amending the Plan, grants may be made to persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions, consistent with the Plan's purpose, different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to create equitable opportunities given differences in tax laws in other countries.

         11.6 In addition, to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, taken or failure to act under or in connection with the Plan or any Stock Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment base upon a finding of a bad faith; provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, given the Company notice thereof and an opportunity, at its own expense, to handle and defend the same, with counsel acceptable to the Optionee, before such Committee member undertakes to handle and defend it on his own behalf.

         11.7 Stock Options may be granted under this Plan from time to time, in substitution for stock options held by employees of other corporations who are


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about  to  become  employees  of  the  Company  as the  result  of a  merger  or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation as a result which it becomes a subsidiary of the Company. The terms and conditions set forth in this Plan to such extent as the Board of Directors of the Company at the time of grant may be deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but no such variations shall be such as to affect the status of any such substitute stock options as a stock option under Section 422A of the Code.

         11.8 Notwithstanding anything to the contrary in the Plan, of the Committee finds by a majority vote, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, insider trading in the Company's stock, commission of a felony or proven dishonesty in the course of his association with the Company or any subsidiary corporation which damaged the Company or any subsidiary corporation, or for disclosing trade secrets of the Company or any subsidiary corporation , the Optionee shall forfeit all unexercised Stock Options and all exercised NQSO's under which the Company has not yet delivered the certificates and which have been earlier granted to the Optionee by the Committee. The decision of the Committee as to the cause of an Optionee's discharge and the damage done to the Company shall be final. No decision of the Committee, however, shall affect the finality of the discharge of such Optionee by the Company or any subsidiary corporation in any manner.

12.      Written Assignment

                  12.1 Each Stock Option granted hereunder shall be embodied in a written Stock Option Agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the Optionee and by the President or any Vice President of the Company, for and in the name and on behalf of the Company. Such Stock Option Agreement shall contain such other provisions as the Committee, in its discretion shall be deem advisable.

IN WITNESS WHEREOF, this Plan has been executed effective as of February 25, 2004.


                                     ASYST CORPORATION,
                                     a Utah Corporation

                                     /s/ Angelo A. Chinnici
                                     -------------------------------------------
                                     Angelo A. Chinnici, Chief Executive Officer

                                   Exhibit "A"
                       To the 2004 STOCK COMPENSATION PLAN
                             STOCK OPTION AGREEMENT


THIS STOCK OPTION AGREEMENT ("Option") is entered into effective the ____ day of __________ 2004, by and between _____________________ ("Optionee") and Asyst
Corporation, a Utah corporation (the "Company").

         WHEREAS, the Company and Optionee are parties to ___________________, (the "Agreement") and, contemporaneously with any execution of this option, in consideration for and as an inducement for Optionee entering into the Agreement, the Company has agreed to issue to Optionee options to purchase shares of its $.001 par value common stock (the "Common Stock")

         NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth below, Optionee and the Company agree as follows:

1.       The Option

         In consideration for Optionee entering into the Amendment, the Company hereby grants to Optionee the Option to acquire _____________________ (__________) shares of its Common Stock (the "Option Shares"), at a purchase price (each, an "Option Price") as follows:

2.       Terms and Exercise of Option

A) Terms of Option. Subject to the terms of this Option, Optionee shall have the right to exercise the Option in whole or in part, until the fifth (5th) anniversary of Optionee's execution hereof.

B) Exercise of the Option. The Option may be exercised either in full or in part and from time to time by Optionee upon written notice to the Company setting out the number of Option Shares to be purchased accompanied by payment of the applicable portion of the Option Price, utilizing the Notice of Exercise substantially in the form attached hereto as Schedule 1 (the "Notice of Exercise")

C) Issuance of Option Shares. Upon receipt of notice of exercise and payment of the Option Price, the Company shall immediately cause the delivery of the Option Shares so purchased to Optionee, or in such name or names as Optionee may designate. In the event the Option is exercised in respect of less than all of the Option Shares purchasable on such exercise at any time prior to the date of expiration hereof, the remaining Option Shares shall continue to be subject to adjustment as set forth in paragraph 3 hereof.

3.       Adjustment of Option Shares

The number of Option Shares purchasable pursuant to this Option shall be subject to adjustment from time to time upon the happening of certain events, as follows:

A) Adjustment for Recapitalization. In the event the Company shall (a) subdivide its outstanding shares of Common Stock, or (b) issue or convert by a reclassification or recapitalization of its shares of Common Stock into, for, with other securities (a "Recapitalization"), the number of Option Shares purchasable hereunder immediately following such Recapitalization shall be adjusted so that Optionee shall be entitled to receive the kind and number of Option Shares or other securities of the Company Measured as a percentage of the current issued and outstanding shares of Company's Common Stock as of the date hereof, which it would have been entitled to receive has such Option been exercised immediately prior to the happening of such event or any record date with respect thereto; provided however that, notwithstanding anything in this Plan to the contrary, the number of Plan Shares shall be affected or altered in any way by reason of a reverse split of the Company's Common Stock, and that any adjustment to the Option Price shall not exceed _________ in event of a reverse split of the Company's Common Stock.

B) Preservation of Purchase Rights Under Consolidation. Subject to paragraph 3.A. above, in case of any Recapitalization or any other consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance top another corporation of the property of the Company as an entity or substantially as an entity, the Company shall prior to closing of such transaction, cause such successor or purchasing corporation, as the case may be, to acknowledge and accept responsibility for the Company's obligations hereunder and to grant Optionee the right thereafter upon payment of the Option Price to purchase the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or conveyances.

C) Notice of Adjustment. Whenever the number of Option Shares purchasable hereunder is adjusted, as herein provided, the Company shall mail by first class mail, postage prepaid, to Optionee notice such adjustments, and shall deliver to Optionee setting forth the adjustment, including the computation by which such adjustment was made.

4.       Assignment

The rights represented by this Option may only be assigned or transferred by Optionee to an affiliate or retirement plan, or to a trust if affected as the result of estate planning. For the purpose of this Option, the term "affiliate" shall be defined as a family member or an enterprise that directly, or indirectly through one or more intermediaries, controls, or controlled by, or is under common control of Optionee; otherwise, this Option and rights hereunder shall not be assigned by either party hereto.

5.       Counterparts

This Option may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

6.       Further Documentation

Each party hereto agrees to execute such additional instruments and take such action as may be reasonably requested by the other party to affect the transaction, or otherwise to carry out the intent and purposes of this Option.

7.       Notices

All notices and other communications hereunder shall be in writing and shall be sent by prepaid first class mail to the parties at the following addresses, as amended by the parties with written notice to

To Optionee:
                  -------------------------

                  -------------------------

                  -------------------------

                  Telephone: (___) ___ ____

                  Facsimile: (___) ___ ____

To the Company:   Asyst Corporation

                  -------------------------

                  -------------------------

                  Telephone: (___) ___ ____

                  Facsimile: (___) ___ ____

8.       Governing Law

This Option was negotiated, and shall be governed by the laws of Utah notwithstanding any conflict-of-law provision to the contrary.

9.       Entire Option

This Option set forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be reorganized or enforced.

10.      Severability

If a court of component jurisdiction determines that any clause or provision of this Option is invalid, illegal or unenforceable, the other clauses and provisions of the Option shall remain in full force and effect and the clause and provisions which are determined to be void, illegal or unenforceable shall be limited, so that they shall remain in effect to the extent permissible by law.

11.      Headings

The Section and subsection headings in this Option are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Option.

IN WITNESS WHEREOF, the parties have executed this Option the day and year first written above.


                                  "Optionee"


                                  --------------------------------



                                  The "Company"

                                  Asyst Corporation
                                  a Utah Corporation


                                  By:
                                  --------------------------------
                                       Name:
                                       Title:

                                    Exhibit A
                          To the Stock Option Agreement

                               NOTICE OF EXERCISE



To:      Asyst Corporation


         (1) The undersigned hereby elects to purchase shares of Common Stock (the "Exercised Shares") of Asyst Corporation pursuant to the terms of the attached 2004 Stock Compensation Plan (the "2004 Plan"), and tenders herewith payments of the exercise price for the Exercise Shares, together with all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing the Exercised Shares in the name the undersigned or in such other name as is specified below:




                  ----------------------------------
                  (Name)


                  ----------------------------------
                  (Address)



Dated:



                                              ----------------------------------
                                              Signature

Optionee: _____________________             Date of Grant: _____________________


                                    Exhibit B
                          To the Stock Option Agreement

----------------------- --------------------- -------------------- --------------------- --------------------
                                                                    UNEXERCISED SHARES     ISSUING OFFICER
         DATE               SHARES PURCHSED    PAYMENT RECEIVED         REMAINING             INITIALS

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------